UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

On February 7, 2017, the Board of Directors of the Company approved Wednesday, May 3, 2017 as the date of the 2017 Annual Meeting of Shareholders of Hardinge Inc. (the “2017 Annual Meeting”) and that shareholders of record at the close of business on Monday, March 6, 2017 will be entitled to vote at the 2017 Annual Meeting. Given that the date of the 2017 Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2016 Annual Meeting of Shareholders, the Company is informing shareholders of this change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission. The time and location of the 2017 Annual Meeting will be set forth in the Company’s proxy statement for the 2017 Annual Meeting.

The proxy statement issued by the Company for the 2016 Annual Meeting of Shareholders of Hardinge Inc. (the “2016 Proxy Statement”) which was filed with the Securities and Exchange Commission on May 18, 2016, stated that the anticipated date for the 2017 Annual Meeting was Tuesday, May 2, 2017. Additionally, the 2016 Proxy Statement had also furnished deadlines for (i) shareholder proposals to be included in the Company’s proxy statement for the 2017 Annual Meeting and (ii) advance notice to be delivered to the Company with respect to shareholder proposals sought to be presented directly at the 2017 Annual Meeting without inclusion in the Company’s proxy statement for the 2017 Annual Meeting. Both of those deadlines have since passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	February 13, 2017
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer